               NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS
               --------------------------------------------------

          NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (this "Notice"), dated as of January 30, 2006, made by Mafco Worldwide Corporation, a Delaware corporation ("Grantor"), in favor of JP Morgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the
Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below).

          WHEREAS, the Grantor is the owner of the trademarks and service marks set forth on Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto
(collectively, the "Trademarks"); and

          WHEREAS, Grantors have entered into a Credit Agreement, dated as of
December 8, 2005 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), with the banks and other financial institutions and entities from time to time party thereto, Bear Stearns
Corporate Lending Inc., as syndication agent, Natexis Banques Populaires and
National City Bank, as co-documentation agents, and the Administrative Agent;
and

          WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of December 8, 2005, by and among Grantor and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), Grantor granted, assigned and conveyed to the
Administrative Agent, for the ratable benefit of the Lenders, a security interest in, and lien on, certain intellectual property owned by the Grantor, including the Trademarks and the goodwill of the business symbolized by the
Trademarks and all products and proceeds of the foregoing (collectively, the
"Trademark Collateral"); and

          WHEREAS, pursuant to the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to Administrative Agent this Notice for purposes of filing the same with the United States Patent and Trademark Office (the
"PTO") to confirm, evidence and perfect the security interest in the Trademark
Collateral granted pursuant to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Guarantee Collateral Agreement, the Grantor hereby grants, assigns and conveys to Administrative Agent a security interest in, and lien, on the Trademark Collateral, in each case, now existing or hereafter, provided that the grant of security interest shall not include any Trademark that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the grant and/or enforcement of the security interest will not affect the validity of such
Trademark.

                                                                               2

          Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the
Guarantee and Collateral Agreement.

          The Grantor hereby acknowledges the sufficiency and completeness of this Notice to create the security interest in the Trademark Collateral and to grant the same to the Administrative Agent, and the Grantor hereby requests the relevant trademark office and/or governing body to file and record the same together with the annexed Schedule 1.

          The Grantor and the Administrative Agent hereby acknowledge and agree that the security interest in the Trademark Collateral may only be terminated in accordance with the terms of the Guarantee and Collateral Agreement.

          The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lenders with respect to the security interest in the
Trademark Collateral granted hereby are more fully set forth in the Credit
Agreement and the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Guarantee and
Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.

                            [Signature page follows]

                                                                               3

          IN WITNESS WHEREOF, the undersigned have caused this Notice to be duly executed and delivered as of the date first above written.

                                 MAFCO WORLDWIDE CORPORATION

                                 By: /s/ Stephen G. Taub
                                     -------------------------------------------
                                        Name:  Stephen G. Taub
                                        Title: President and Chief Executive
                                               Officer

                                 JP MORGAN CHASE BANK, N.A.
                                 As Administrative Agent

                                 By: /s/ Neil R. Boylan
                                     -------------------------------------------
                                        Name:  Neil R. Boylan
                                        Title: Managing Director

                                                                               4

STATE OF New Jersey    )
                       )    ss.:
COUNTY OF Camden       )

          On this 31st day of January, 2006 before me personally came Stephen G.
Taub, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that he is the President and Chief
Executive Officer of Mafco Worldwide Corporation; he signed the instrument in the name of Mafco Worldwide Corporation; and he had the authority to sign the instrument on behalf of Mafco Worldwide Corporation.

                                            /s/ Kathleen L. Pierman
                                            ------------------------------------
                                            Notary Public #2209175

                                            KATHLEEN L. PIERMAN
                                            NOTARY PUBLIC OF NEW JERSEY
                                            Commission Expires 1/27/2008

                                                                               5

STATE OF New York      )
                       )    ss.:
COUNTY OF New York     )

          On this 30th day of January, 2006 before me personally came
Neil R. Boylan, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that s/he is the
Managing Director of JP Morgan Chase Bank, N.A.; s/he signed the instrument in the name of JP Morgan Chase Bank, N.A.; and s/he had the authority to sign the instrument on behalf of JP Morgan Chase Bank, N.A.

                                            /s/ Elsa v. Griffith
                                            ------------------------------------
                                            Notary Public

                                            ELSA V. GRIFFITH

                                            Notary Public, State of New York
                                            No. 01GR4838119
                                            Qualified in Kings County
                                            Commission Expires March 30, 2007

                                                                               6

                                                                                          SCHEDULE 1
                                                                                          ----------

      MARK                   REG NO.       REG. DATE      APP. NO.      FILING DATE      TYPE/STATUS
-----------------------      -------       ---------      --------      -----------      -----------

MAFCO-MAGNASWEET             0997652       11/5/1974      72/462129       7/5/1973         Renewed

COCOA DRESS and design       1060456       3/1/1977       73/080188      3/15/1976         Renewed

MAGNASWEET and design        2331742       3/21/2000      75/605727      12/15/1998       Registered

SME                          1017526       8/5/1975       73/027317      7/22/1974         Renewed

MAFCO and design             0612290       9/13/1955      71/676815      9/13/1955         Renewed

MAFCO and design             0856843       9/17/1968      72/291465      2/19/1968         Renewed

RIGHTDRESS                   1278230       5/15/1984      73/368993      6/10/1982         Renewed

TRADE MARK and design        0084018      10/31/1911      71/056173       5/4/1911         Renewed

MAFCO and design             0864099       1/28/1969      72/291463      2/19/1968         Renewed

RIGHT DRESS and design       0764149       2/4/1964       72/163953       3/5/1963         Renewed

SHIP BRAND                   0753781       7/30/1963      72/144623      5/15/1962         Renewed

S                            0635021       10/2/1956      71/699812      12/12/1955        Renewed

BVB and design               0625539       4/17/1956      71/676122      11/5/1954         Renewed

BEAUTY BLANKET               0836186       10/3/1967      72/255712      10/4/1966         Renewed

SHIP BRAND                   0753608       7/30/1963      72/144622      5/15/1962         Renewed

SHIP BRAND                   0753563       7/30/1963      72/144621      5/15/1962         Renewed

MAG                          1469567      12/22/1987      73/619470      9/12/1986        Registered